EXHIBIT 23.8


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated March 14, 1997 and September 6, 1996 for Safesite Records Management Corporation and Mohawk Business Record Storage, Inc. included in the Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on May 13, 1997, and to all references to our Firm incorporated by reference in this Form S-4 and into the Company's previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  /s/ Arthur Andersen LLP

                                                  Arthur Andersen LLP



Boston, Massachusetts
Minneapolis, Minnesota
November 24, 1997